For immediate release

MILLER ENERGY RESOURCES CLOSES $2.5 MILLION PREFERRED RAISE
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KNOXVILLE, Tenn. – September 24, 2012 – Miller Energy Resources (“Miller”) (NYSE: MILL) announced that it has raised $2,575,000 through its new Series B Redeemable Preferred Stock. The Series B Redeemable Preferred Stock is redeemable by Miller, and does not convert into common stock. The holders of the Series B Redeemable Preferred Stock will receive dividends of 12% per annum, payable in arrears semi-annually, beginning on March 1, 2013, subject to certain terms based on our Apollo Credit Facility. Investors were also issued warrants to purchase Miller’s common stock, with an exercise price of $5.28 per share. Miller obtained the consent of its current lenders prior to issuance of the Series B Redeemable Preferred Stock.

“We are happy to announce the closing of our Series B Redeemable Preferred Stock program, mainly through our existing shareholders,” said Scott M. Boruff, Miller Energy Resources CEO. “This sale further demonstrates our ability to raise capital, as required under our Apollo Credit Facility, and to do so without diluting our current shareholders. The proceeds from the offering will provide us with the cash needed as we continue to work to develop our assets and execute our drilling program going forward.”
About Miller Energy Resources
Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to deficiencies identified by the SEC in certain Forms 8-K filed in 2010 and the Form 10-K for 2011; litigation risks, including the risk that rulings favorable to Miller could be reversed on appeal; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor
SVP Investor Relations
Miller Energy Resources, Inc.
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
Phone: (865) 223-6575
Fax: (865) 691-8209
bobby@millerenergyresources.com
Web Site: http://www.millerenergyresources.com

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